United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 5, 2014 (August 5, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Shares and Warrants and Entry into Warrant Agreements

The information described under the heading “Issuance of Shares and Warrants and Entry into Warrant Agreements” in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Exit Financing and Entry into Credit Facilities

The information described under the heading “Exit Financing and Entry into Credit Facilities” in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Election 1 and Election 2 Notes and Entry into Second and Third Supplemental Indentures

The information described under the heading “Election 1 and Election 2 Notes and Entry into Second and Third Supplemental Indentures” in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exit Financing and Entry into Credit Facilities

The information described under the heading “Exit Financing and Entry into Credit Facilities” in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Shares and Warrants and Entry into Warrant Agreements

The information described under the heading “Issuance of Shares and Warrants and Entry into Warrant Agreements” in “Item 8.01 Other Events” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

On the Effective Date (as defined below), Overseas Shipholding Group, Inc, (“OSG” or the “Company”) adopted an Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws reflecting the new capital structure of the Company, opting out of Section 203 of the Delaware General Corporation Law and making certain other amendments.

Section 8 – Other Events

Item 8.01 Other Events.

Plan of Reorganization

As previously reported, on November 14, 2012, the Company and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On March 7, 2014, the Debtors filed a plan of reorganization supported by certain of the lenders under OSG’s $1.5 billion credit agreement, dated as of February 9, 2006 (the “Lender Plan”). On April 18, 2014, the Debtors received a proposal for an alternative plan of reorganization from certain holders of existing equity interests of OSG, which the Debtors determined to be more favorable to the Debtors’ creditors and interest holders than the Lender Plan (the “Equity Proposal”). Accordingly, the Debtors filed with the Bankruptcy Court a plan of reorganization that effectuates the terms of the Equity Proposal (as subsequently amended, the “Equity Plan”). The Bankruptcy Court confirmed the Equity Plan by order entered on July 18, 2014 (the “Confirmation Order”). On August 5, 2014 (the “Effective Date”), the Equity Plan became effective and OSG emerged from bankruptcy.

Issuance of Shares and Warrants and Entry into Warrant Agreements

On the Effective Date, all previously issued and outstanding shares of the Company’s common stock were cancelled and retired, and ceased to exist, and the Company issued two series of common stock (the “Class A common stock” and the “Class B common stock”) and penny warrants to purchase Class A common stock and Class B common stock (respectively, “Class A warrants” and “Class B warrants” and together with the Class A common stock and Class B common stock, the “Securities”) for an aggregate offering amount of $1.510 billion. The Company issued 306,857,778 shares of Class A common stock and 213,715,419 Class A warrants pursuant to Rule 506(b) under the Securities Act of 1933, as amended. In addition, the Company issued 5,457,591 shares of Class B common stock and 2,469,013 Class B warrants pursuant to Section 1145 of the Bankruptcy Code. Pursuant to the Confirmation Order, the Class A common stock and Class B common stock are deemed to be part of the same class of securities under Section 12 of the Securities Exchange Act of 1934. The proceeds from the issuance of the Securities were used to satisfy certain of the Equity Plan’s cash payment obligations and to provide working capital to fund the Company’s operations after emergence from bankruptcy. Each share of Class B common stock can be converted at any time into one share of Class A common stock, and each Class B warrant can be converted at any time into one Class A warrant. Following the distribution of the Net Litigation Recovery (as defined in OSG’s Amended and Restated Certificate of Incorporation), all Class B common stock and Class B warrants will be automatically converted into Class A common stock and Class A warrants, respectively.

Each Class A warrant and Class B warrant (together, the “Warrants”) represents the right to purchase one share of Class A common stock and share of Class B common stock, respectively, subject in each case to the adjustments as provided pursuant to the terms thereof. The Warrants may be exercised at a price per share of Class A common stock or Class B common stock, as applicable, of $0.01, which shall be paid pursuant to a cashless exercise procedure. Warrants may be exercised at any time or from time to time on or before 5:00 p.m. New York City time, on August 5, 2039, and will expire thereafter. Except as otherwise provided in the Warrants, the holders of the Warrants will not have the rights or privileges of holders of the Company’s common stock, including any voting rights, until they exercise their Warrants. Warrants may only be exercised by holders who establish to OSG's reasonable satisfaction that they or the person designated to receive the shares is a U.S. person or to the extent shares deliverable upon exercise would not constitute Non-Complying Shares (as defined in OSG's Amended and Restated Certificate of Incorporation).

In connection with the issuance of the Warrants, on the Effective Date, the Company entered into two separate warrant agreements (one for the Class A warrants and one for the Class B warrants) (together, the “Warrant Agreements”), between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”). Under the Warrant Agreements, the Warrant Agent is appointed to act on the Company’s behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the Warrants and is required to maintain a registry recording the names and addresses of all registered holders of the Warrants. The Warrant Agent will receive a fee in exchange for performing these duties under the Warrant Agreements and will be indemnified by the Company for liabilities not involving gross negligence or willful misconduct and arising out of it service as Warrant Agent.

In order to preserve the status of OSG as a Jones Act company, the percentage of each class of its common stock that may be owned by non-U.S. citizens is limited. In addition, the Company has established policies and procedures to ensure compliance with the Jones Act. On the Effective Date, the maximum percentage of shares of Class A common stock held by non-U.S. citizens allowable under such policies and procedures was reached and, as such, the Company is currently unable to issue any further shares of Class A common stock to non-U.S. citizens, approve transfers of Class A common stock to non-U.S. citizens or approve exercises by non-U.S. citizens of Class A warrants. With respect to shares of Class B common stock, the limit on non-U.S. ownership established by the Company’s policies and procedures has not been reached. At and during such time that such limit is reached with respect to shares of Class B common stock, the Company will be unable to issue any further shares of Class B common stock to non-U.S. citizens or approve transfers of Class B common stock to non-U.S. citizens.

Exit Financing and Entry into Credit Facilities

On the Effective Date, the Debtors entered into secured debt facilities with Jefferies Finance LLC, Barclays Bank PLC and UBS Securities LLC, as joint lead arrangers and joint book running managers, Wells Fargo Bank, National Association (solely in the case of (ii) below) as administrative agent, and the other lenders party thereto, to support the Equity Plan, consisting of (i) an asset-based revolving loan facility of approximately $75 million (the “ABL Facility”) secured by a first lien on substantially all of the Debtors’ U.S. Flag assets and a second lien on certain other specified U.S. Flag assets, (ii) a term loan of approximately $603 million (the “Domestic Term Loan”) secured by a first lien on certain specified U.S. Flag assets and a second lien on substantially all of the other U.S. Flag assets of the Debtors and (iii) a term loan facility of approximately $628.4 million (the “International Term Loan”) and a revolving loan facility of approximately $50 million (the “International Revolver Facility” and, together with the ABL Facility, the Domestic Term Loan and the International Term Loan, the “Exit Financing Facilities”), both secured by a first lien on substantially all of the Debtors’ International Flag assets that, collectively, and together with the proceeds from the issuance of the Securities, provide the Debtors with the funding necessary to satisfy the Equity Plan’s cash payment obligations, the expenses associated with closing the Exit Financing Facilities and working capital to fund their operations after emergence from bankruptcy. On August 5, 2014, the available amounts under each of the Domestic Term Loan and International Term Loan were drawn in full and proceeds therefrom were used to satisfy certain of the Equity Plan’s cash payment obligations and the expenses associated with closing the Exit Financing Facilities. As of August 5, 2014, no amounts were drawn under the ABL Facility or the International Revolver Facility.

Interest on the Exit Financing Facilities is calculated, at the Company’s option, based upon (i) an alternate base rate (“ABR”) plus the applicable margin or (ii) Adjusted LIBOR plus the applicable margin. ABR is defined as the highest of (i) the Base Rate (i.e., the prime rate published in The Wall Street Journal), (ii) the Federal Funds Effective Rate plus 0.50%, (iii) the one-month Adjusted LIBOR Rate plus 1.00% and (iv) in the case of the Domestic Term Loan, the International Term Loan and the International Revolver Facility, 2.00% per annum. The U.S. Flag ABL applicable margin varies based upon undrawn availability under the commitment and is subject to certain pricing adjustments. The applicable margins and floor interest rates for each Exit Financing Facility is as follows:

Flag	U.S. Flag				International Flag
Facility	ABL Facility		Domestic Term Loan		International Term Loan		International Revolver Facility
Rate	ABR	LIBOR	ABR	LIBOR	ABR	LIBOR	ABR	LIBOR
Floor	None	None	2.00%	1.00%	2.00%	1.00%	2.00%	1.00%
Applicable Margin	1.25% - 1.75%	2.25%-2.75%	3.25%	4.25%	3.75%	4.75%	3.50%	4.50%

The Domestic Term Loan and the International Term Loan amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the loans. Beginning with the annual period commencing January 1, 2015, the Domestic Term Loan and the International Term Loan are subject to additional mandatory annual prepayments in an aggregate principal amount of up to 50% of Excess Cash Flow if the Total Leverage Ratio (as such terms are defined in the respective loan agreements) is greater than or equal to 2.80:1.00 in the case of the Domestic Term Loan and 4.75:1.00 in the case of the International Term Loan.

The Domestic Term Loan and the International Term Loan mature on August 5, 2019 and the ABL Facility and the International Revolver Facility mature on February 5, 2019. The maturity dates for the Exit Financing Facilities are subject to acceleration in certain events (as defined in the respective loan agreements).

The International Revolver Facility has a covenant to maintain the aggregate Fair Market Value of the Collateral Vessels at greater than or equal to $500 million at the end of each fiscal quarter; none of the other Exit Financing Facilities have financial covenants. Each Exit Financing Facility contains certain restrictions relating to new borrowings, the movement of funds between the borrowers and the Registrant, as set forth in the respective loan agreements. Furthermore, drawdowns under the ABL borrowings are limited based upon the available borrowing base, as defined in the ABL loan agreement.

Election 1 and Election 2 Notes and Entry into Second and Third Supplemental Indentures

Pursuant to the Equity Plan, on the Effective Date, the Company issued two series of 7.50% Notes due 2021, one series in an aggregate principal amount of $6,508,000 (the “Election 1 Notes”) and the other series in an aggregate principal amount of $138,708,000 (the “Election 2 Notes” and, together with the Election 1 Notes, the “Election Notes”) to holders of the Company’s 7.50% Senior Notes due 2024 (the “2024 Notes”) that elected to receive Election 1 Notes or Election 2 Notes, as the case may be. The Election Notes will mature on February 15, 2021. The Election 1 Notes were issued pursuant to a Second Supplemental Indenture, dated August 5, 2014 (the “Second Supplemental Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”), to the Indenture dated as of March 7, 2003, between the Company and the Trustee (the “Base Indenture”). The Election 2 Notes were issued pursuant to a Third Supplemental Indenture, dated August 5, 2014 (the “Third Supplemental Indenture”), between the Company and the Trustee, to the Base Indenture. Each electing holder received Election 1 Notes or Election 2 Notes, as applicable, in a principal amount equal to that of the 2024 Notes previously owned by such holder together with, in the case of the Election 1 Notes, a cash payment equal to 1% and, in the case of the Election 2 Notes, a cash payment equal to 3%, of the principal amount of 2024 Notes previously held by such holder. In addition, each electing holder received a cash payment equal to the amount of unpaid and overdue interest that would have been owed under the 2024 Notes held by such holder if the 2024 Notes were reinstated. Holders of 2024 Notes that did not elect to receive Election Notes had their 2024 Notes reinstated, in an aggregate principal amount of $784,000, and received a cash payment equal to the amount of unpaid and overdue interest.

The Election 1 Notes have substantially the same terms as the 2024 Notes, other than the maturity date. The Election 2 Notes have substantially the same terms as the 2024 Notes, other than the (i) the maturity date and (ii) definitions and provisions related to a holder’s right to require the Company to repurchase such holder’s Election 2 Notes upon the occurrence of certain changes in the ownership or control of OSG. Under the Third Supplemental indenture, such right is triggered only upon the occurrence of both, a Change of Control and a Rating Decline (each as defined in the Third Supplemental Indenture). Both the Election 1 Notes and the Election 2 Notes (i) will accrue interest at the rate of 7.50% per annum from August 5, 2014, payable on February 15 and August 15 of each year, beginning on February 15, 2015, to holders of record on the immediately preceding February 1 and August 1; (ii) are the Company’s general, unsecured obligations and rank equally and ratably in right of payment with its existing and future unsecured senior indebtedness; (iii) may not be redeemed prior to their respective maturity dates; (iv) are subject to repurchase upon certain changes of ownership or control (the provisions of which, as noted above, are different between the two series of notes); (v) are subject to certain covenants and limitations, including that the Company may not, directly or indirectly, Incur, assume or suffer to exist any Mortgage on or with respect to any property or assets, now owned or hereafter acquired, to secure any present or future Designated Debt without making effective provision for securing the notes: (1) in the event such Designated Debt is pari passu with the notes, equally and ratably with such Designated Debt as to such property or assets for so long as such Designated Debt will be so secured, or (2) in the event such Designated Debt is subordinate in right of payment to the Election Notes, prior to such Designated Debt as to such property or assets for so long as such Designated Debt will be so secured; and (vi) restrict the Company’s ability to merge or consolidate with another person. Capitalized terms used in clause (v) above have the meanings set forth in the Base Indenture, the Second Supplemental Indenture or the Third Supplemental Indenture, as the case may be.

Section 9 - Financial Statements and Exhibits.

Item 9.01                  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated By-Laws of the Company.
4.1	Warrant Agreement (Class A Warrants) dated as of August 5, 2014, between the Company and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (including Form of Class A Warrant Certificate).
4.2	Warrant Agreement (Class B Warrants) dated as of August 5, 2014, between the Company and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (including Form of Class B Warrant Certificate).
4.3	Second Supplemental Indenture dated August 5, 2014, between the Company and Wilmington Trust Company, as Trustee.
4.4	Third Supplemental Indenture dated August 5, 2014, between the Company and Wilmington Trust Company, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: August 8, 2014	By	/s/ CAPTAIN IAN T. BLACKLEY
Name: Captain Ian T. Blackley Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated By-Laws of the Company.
4.1	Warrant Agreement (Class A Warrants) dated as of August 5, 2014, between the Company and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (including Form of Class A Warrant Certificate).
4.2	Warrant Agreement (Class B Warrants) dated as of August 5, 2014, between the Company and Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (including Form of Class B Warrant Certificate).
4.3	Second Supplemental Indenture dated August 5, 2014, between the Company and Wilmington Trust Company, as Trustee.
4.4	Third Supplemental Indenture dated August 5, 2014, between the Company and Wilmington Trust Company, as Trustee.